SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)     March 2, 2004


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                  1-04721                    48-0457967
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                        Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                 66251
     (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (913) 624-3000



          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)

Item 5.  Other Events.

     On March 2, 2004, the registrant ("Sprint") announced the appointment of two new, independent directors, Gordon Bethune, Chairman of the Board and Chief Executive Officer of Continental Airlines, Inc., and Deborah Henretta, President of Procter & Gamble's global baby care division, to the Sprint Board of Directors. The press release was as follows:


Sprint Appoints Two New Members to Board of Directors

OVERLAND PARK, Kan. - March 2, 2004 - Sprint (NYSE: FON, PCS) today announced the appointment of two new independent directors to the company's board of directors -- Gordon Bethune and Deborah Henretta.

Bethune is chairman of the board and chief executive officer of Continental Airlines, Inc., the nation's fifth largest airline. Bethune joined the airline in Feb. 1994 as president and chief operating officer. He was named CEO in Nov. 1994 and chairman of the board in Sept. 1996. Prior to joining Continental, Bethune was vice president and general manager of the Boeing Commercial Airplane Group's Renton Division, where he was responsible for the 737 and 757 airplanes. Bethune holds a bachelor of science degree from Abilene Christian University at Dallas and is a 1992 graduate of Harvard Business School's advanced management program.

Henretta is president of Procter & Gamble's global baby care division, which includes the Pampers product line. Henretta joined Procter & Gamble in 1985, where she held many different positions - including associate advertising manager, marketing director and general manager and vice president - before becoming president of the global baby care division in 2001. She holds a master's degree from Syracuse University and a bachelor of arts degree from St. Bonaventure University.

"We are delighted to add to the board these two outstanding leaders who bring extraordinary talent, depth and diversity of experience," said Linda K. Lorimer, chair of Sprint's nominating and corporate governance committee.

With the appointments of Bethune and Henretta, the Sprint board stands at 11 directors. Nine of the 11 directors are independent based on the board's 2004 determination. Gary Forsee, Sprint chairman and chief executive officer, is the only employee director.

Sprint's other directors include: DuBose Ausley, attorney, Ausley & McMullen, a law firm in Tallahassee, Fla., where he was chairman from 1982 to June 1, 2002;
E. Linn Draper,  Jr., Chairman of American Electric Power Co. Inc. (AEP); Irvine
O. Hockaday, Jr., retired president and chief executive officer of Hallmark Cards, Inc.; Linda Koch Lorimer, vice president and secretary of the university, Yale University; Charles E. Rice, chairman of Mayport Venture



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


Partners, LLC; Louis W. Smith, retired president and chief executive officer of the Ewing Marion Kauffman Foundation; Gerald L. Storch, Vice Chairman of Target Corporation; and Stewart Turley, retired chairman of Eckerd Corporation.

For   more   information   about   the   Sprint   board  of   directors,   visit
www.sprint.com/ir/cg/bod2.html.

About Sprint
Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 67,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.















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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SPRINT CORPORATION



Date: March 3, 2004
                                   By:  /s/ Michael T. Hyde
                                        Michael T. Hyde, Assistant Secretary



















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